SCHEDULE D
TO THE CUSTODIAN AGREEMENT BETWEEN
HC CAPITAL TRUST
AND STATE STREET BANK AND TRUST COMPANY
Effective as of June 8, 2010
Funds
The Value Equity Portfolio
The Growth Equity Portfolio
The Small Capitalization Equity Portfolio
The International Equity Portfolio
The Fixed Income Portfolio
The Fixed Income II Portfolio
The Fixed Income Opportunity Portfolio
The Short-Term Municipal Bond Portfolio
The Intermediate Term Municipal Bond Portfolio
The Institutional Value Equity Portfolio
The Institutional Growth Equity Portfolio
The Institutional Small Capitalization Equity Portfolio
The Institutional International Equity Portfolio
The Emerging Markets Portfolio
The Real Estate Securities Portfolio
The Commodity Related Securities Portfolio
The Intermediate Term Municipal Bond II Portfolio
The U.S. Government Fixed Income Securities Portfolio
The U.S. Corporate Fixed Income Securities Portfolio

The U.S. Mortgage/Asset Backed Fixed Income Securities Portfolio
Amended December 10, 2009 – Add The Commodity Related Securities Portfolio & The Intermediate Term Municipal Bond II Portfolio.
Amended June 8, 2010 – Add The U.S. Government Fixed Income Securities Portfolio, The U.S. Corporate Fixed Income Securities Portfolio & The U.S. Mortgage/Asset Backed Fixed Income Securities Portfolio.